UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

ING EQUITY TRUST ING FUNDS TRUST ING MUTUAL FUNDS ING SENIOR INCOME FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

ING Equity Trust

ING Funds Trust

ING Mutual Funds

ING Senior Income Fund

(your Fund is identified on your proxy card{s})

7337 East Doubletree Ranch Road, Suite 100

Scottsdale, AZ  85258-2034

We are writing to follow-up on proxy materials that were previously sent to you regarding an Annual Meeting of Shareholders and to notify you that it has been adjourned to June 13, 2013 at 3:00PM Arizona time.  Our records indicate that we have not received your vote. We urge you to vote as soon as possible so we can obtain a sufficient number of votes to hold the meeting. By voting now you will help save on the cost of additional solicitation.

Please Vote Today!

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately.  You and all other Fund shareholders will benefit from your cooperation.

The Fund’s Board of Trustees recommends a vote “FOR” all proposals being voted on as detailed in you Notice of Special Meeting of Shareholders and Proxy Statement.  A copy of the Notice/Proxy Statement is available by calling the toll free number shown below.

1-800-848-2998

Your vote is needed immediately! Please vote now to be sure your vote is received in time for the June 13, 2013 Special Meeting of Shareholders.

Your Fund has made it very easy for you to vote.  Choose one of the following methods:

•                  Speak to a live proxy specialist by calling 1-800-848-2998. We can answer your questions and record your vote. (Open: M-F 8am – 10pm, Sat 11am – 5pm ET)

•                    Log on to www.proxyvote.com, enter your control number printed on the card, and vote by following the on-screen prompts.

•                    Call the phone number on your card, enter the control number printed on the card, and follow the touchtone prompts.

•                    Mail in your signed card in the postage-paid envelope provided.

Voting takes only a few minutes. Thank you for your participation in this important matter.
INGUNRTL-ADJ